Exhibit 99.1

NEWS RELEASE

For Immediate Release                                                     Contact:            Michael L. Elich

            Interim President and

            Chief Executive Officer

                                                                                         Telephone:            (360) 828-0700

BBSI ANNOUNCES FOURTH QUARTER 2010 OPERATING RESULTS,

FINANCIAL GUIDANCE FOR 1Q11 AND CONFERENCE CALL

            VANCOUVER, WASHINGTON, February 9, 2011 – Barrett Business Services, Inc. (Nasdaq:  BBSI) reported today net income of $3.1 million for the fourth quarter ended December 31, 2010 compared to net income of $2.2 million for the fourth quarter of 2009.  Diluted earnings per share for the 2010 fourth quarter were $.31, as compared to diluted earnings per share of $.21 for the same quarter a year ago.

            Net revenues for the fourth quarter ended December 31, 2010 totaled $73.6 million, an increase of approximately $11.0 million or 17.4% over the $62.6 million for the same quarter in 2009.

	(Unaudited) Fourth Quarter Ended December 31,		(Unaudited) Year Ended December 31,
(in thousands, except per share amounts)

Results of Operations	2010	2009	2010	2009
Revenues:
Staffing services	$32,747	$30,931	$125,738	$116,155
Professional employer service fees	40,808	31,698	147,385	120,305
Total revenues	73,555	62,629	273,123	236,460
Cost of revenues:
Direct payroll costs	24,920	23,388	95,439	87,679
Payroll taxes and benefits	24,670	19,617	96,660	82,077
Workers' compensation	10,353	7,636	36,234	41,109
Total cost of revenues	59,943	50,641	228,333	210,865
Gross margin	13,612	11,988	44,790	25,595
Selling, general and administrative expenses	9,642	8,689	35,429	33,481
Depreciation and amortization	344	423	1,395	1,641
Income (loss) from operations	3,626	2,876	7,966	(9,527)
Other income, net	758	267	2,011	1,640
Income (loss) before taxes	4,384	3,143	9,977	(7,887)
Provision for (benefit from) income taxes	1,236	950	2,551	(3,119)
Net income (loss)	$3,148	$2,193	$7,426	$(4,768)
Basic income (loss) per share	$.31	$.21	$.72	$(.46)
Weighted average basic shares outstanding	10,202	10,480	10,333	10,452
Diluted income (loss) per share	$.31	$.21	$.72	$(.46)
Weighted average diluted shares outstanding	10,260	10,497	10,372	10,452

Barrett Business Services, Inc.

News Release – Fourth Quarter 2010

February 9, 2011

            The Company reports its Professional Employer Organization services (“PEO”) revenues on a net basis because it is not the primary obligor for the services provided by the Company’s PEO clients to their customers.  The gross revenues and cost of revenues information below, although not in accordance with generally accepted accounting principles (“GAAP”), is presented for comparison purposes and because management believes such information is more informative as to the level of the Company’s business activity and more useful in managing its operations.

	(Unaudited) Fourth Quarter Ended December 31,		(Unaudited) Year Ended December 31,

(in thousands)
	2010	2009	2010	2009
Revenues:
Staffing services	$32,747	$30,931	$125,738	$116,155
Professional employer services	311,495	239,884	1,111,052	903,731
Total revenues	344,242	270,815	1,236,790	1,019,886
Cost of revenues:
Direct payroll costs	294,058	230,359	1,053,748	866,167
Payroll taxes and benefits	24,671	19,617	96,661	82,077
Workers' compensation	11,901	8,851	41,591	46,047
Total cost of revenues	330,630	258,827	1,192,000	994,291
Gross margin	$13,612	$11,988	$44,790	$25,595

            Gross revenues of $344.2 million for the fourth quarter ended December 31, 2010 increased 27.1% over the similar period in 2009.

            A reconciliation of non-GAAP gross revenues to net revenues is as follows:

For the fourth quarters ended December 31, 2010 and 2009:

	(Unaudited) Three Months Ended December 31,

	Gross Revenue Reporting Method		Reclassification		Net Revenue Reporting Method
(in thousands)
	2010	2009	2010	2009	2010	2009
Revenues:
Staffing services	$32,747	$30,931	$-	$-	$32,747	$30,931
Professional
employer services	311,495	239,884	(270,687)	(208,186)	40,808	31,698
Total revenues	$344,242	$270,815	$(270,687)	$(208,186)	$73,555	$62,629
Cost of revenues	$330,630	$258,827	$(270,687)	$(208,186)	$59,943	$50,641

Barrett Business Services, Inc.

News Release – Fourth Quarter 2010

February 9, 2011

For the years ended December 31, 2010 and 2009:

	(Unaudited) Year Ended December 31,

	Gross Revenue Reporting Method		Reclassification		Net Revenue Reporting Method
(in thousands)
	2010	2009	2010	2009	2010	2009
Revenues:
Staffing services	$125,738	$116,155	$-	$-	$125,738	$116,155
Professional
employer services	1,111,052	903,731	(963,667)	(783,426)	147,385	120,305
Total revenues	$1,236,790	$1,019,886	$(963,667)	$(783,426)	$273,123	$236,460
Cost of revenues	$1,192,000	$994,291	$(963,667)	$(783,426)	$228,333	$210,865

            The following summarizes the unaudited consolidated balance sheets at December 31, 2010 and December 31, 2009.

Barrett Business Services, Inc.

News Release – Fourth Quarter 2010

February 9, 2011

	December 31,	December 31,
(in thousands)	2010	2009
Assets
Current assets:
Cash and cash equivalents	$30,924	$36,671
Marketable securities	24,511	13,766
Trade accounts receivable, net	37,596	33,070
Income taxes receivable	214	4,274
Prepaid expenses and other	1,798	979
Deferred income taxes	5,540	4,071
Total current assets	100,583	92,831
Marketable securities	5,921	7,473
Property, equipment and software, net	15,037	14,795
Restricted marketable securities and workers' compensation deposits	8,811	2,666
Other assets	3,094	3,104
Workers' compensation receivables for insured claims	3,915	3,865
Goodwill, net	47,820	47,338
	$185,181	$172,072

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$964	$1,117
Accrued payroll, payroll taxes and related benefits	37,525	30,244
Other accrued liabilities	442	499
Workers' compensation claims liabilities	11,462	10,509
Safety incentives liabilities	5,024	4,437
Total current liabilities	55,417	46,806
Long-term workers' compensation claims liabilities	16,944	14,560
Long-term workers' compensation liabilities for insured claims	2,686	2,729
Deferred income taxes	8,079	6,323
Customer deposits and other long-term liabilities	1,422	1,527
Stockholders' equity	100,633	100,127
	$185,181	$172,072

Outlook for First Quarter 2011

            The Company also disclosed today limited financial guidance with respect to its operating results for the first quarter ending March 31, 2011.  The Company expects gross revenues for the first quarter of 2011 to range from $320 million to $325 million, as compared to $262.6 million for the first quarter of 2010, and anticipates diluted earnings for the first quarter of 2011 to range from $.50 to $.54 per share, as compared to a diluted loss per share of $.16 for the same period a year ago.  The anticipated diluted earnings per share for the 2011 first quarter includes expected proceeds of $10 million from key man life insurance coverage the Company carried with respect to William W. Sherertz, the Company’s President and CEO, who passed away January 20, 2011. Without the effect of the life insurance proceeds, the estimated diluted loss per share for the 2011 first quarter is $.19 to $.22 which is consistent with historical first quarter losses.  A reconciliation of estimated gross revenues to estimated GAAP net revenues for the first quarter of 2011 is not included because PEO revenues and cost of PEO revenues for the period are not reasonably estimable.

Barrett Business Services, Inc.

News Release – Fourth Quarter 2010

February 9, 2011

Conference Call

            On Thursday, February 10 at 9:00 a.m. Pacific Time, Tony Meeker, Michael Elich and James Miller will host an investor telephone conference call to discuss fourth quarter 2010 operating results.  To participate in the call, dial (877) 214-1511.  The call identification number is 42072859.  The conference call will also be webcast live at www.barrettbusiness.com.  To access the webcast, click on the Investor Relations section of the Web site and select Webcast.  A replay of the call will be available beginning Thursday, February 10, 2011 at 12:00 p.m. PT and ending on Thursday, February 17, 2011.  To listen to the recording, dial (800) 642-1687 and enter conference identification code 42072859.

            Statements in this release about future events or performance, including gross revenues and earnings expectations for the first quarter of 2011, are forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements.  Factors that could affect future results include economic conditions in the Company's service areas, the effect of changes in the Company's mix of services on gross margin, the Company's ability to retain current customers and attract new customers, future workers' compensation claims experience, the effect of changes in the workers’ compensation regulatory environment in one or more of the Company’s primary markets, the collectibility of accounts receivable, and the effect of conditions in the global capital markets on the Company’s investment portfolio, among others.  Other important factors that may affect the Company’s future prospects are described in the Company’s 2009 Annual Report on Form 10-K.  Although forward-looking statements help to provide complete information about the Company, readers should keep in mind that forward-looking statements may be less reliable than historical information.  The Company undertakes no obligation to update or revise forward-looking statements in this release to reflect events or changes in circumstances that occur after the date of this release.

            BBSI provides a comprehensive range of human resource management solutions to large and small companies throughout many regions of the United States.

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